UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2023

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 552-4452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBLG	Nasdaq Capital Market
Warrants to Purchase Common Stock, $0.001 par value per share	BBLGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 16, 2023, Bone Biologics Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering (the “Registered Direct Offering”), 1,139,063 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an offering price of $0.64 per Share. Pursuant to the Purchase Agreement, in a concurrent private placement (together with the Registered Direct Offering, the “Offering”), the Company has also agreed to issue to the Purchasers unregistered warrants (the “Warrants”) to purchase up to an aggregate of 1,139,063 shares of Common Stock (the “Warrant Shares”), which represent 100% of the shares of Common Stock to be issued and sold in the Registered Direct Offering. The Warrants are exercisable at an exercise price of $0.52 per share, are exercisable immediately upon issuance, and will expire five and one-half years from the date of issuance.

The Company expects to receive net proceeds of approximately $591,000 from the Offering, after deducting placement agent fees and estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering to fund clinical trials, maintain and extend its patent portfolio and for working capital and other general corporate purposes. The Offering is expected to close on or about November 20, 2023, subject to satisfaction of customary closing conditions.

On October 30, 2023, the Company entered into an engagement agreement (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the exclusive placement agent in connection with the Offering. Pursuant to the Engagement Letter, the Company has agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Offering and a management fee equal to 1.0% of the aggregate gross proceeds raised in the Offering. The Company has also agreed to pay the Placement Agent for certain expenses incurred in connection with the Offering. In addition, the Company has agreed to issue the Placement Agent or its designees as compensation in connection with the Offering, warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 68,344 shares (the “Placement Agent Warrant Shares”) of Common Stock (equal to 6.0% of the aggregate number of Shares sold in the Registered Direct Offering). The Placement Agent Warrants will have substantially the same terms and conditions as the Warrants, except that the Placement Agent Warrants will have a term of five years from the commencement of sales in the Offering and an exercise price of $0.80 per share.

None of the issuance of the Warrants or the Placement Agent Warrants, or the Warrant Shares and the Placement Agent Warrant Shares issuable upon exercise thereof, as applicable, are registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Warrants, the Placement Agent Warrants, the Warrant Shares and the Placement Agent Warrant Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder for transactions not involving a public offering.

The Shares are offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-265872), including a base prospectus contained therein, dated July 11, 2022, as supplemented by a prospectus supplement, dated November 16, 2023, relating to the Registered Direct Offering. The Purchase Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by the Company against certain liabilities of the Purchasers.

The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Shares in the Registered Direct Offering is attached hereto as Exhibit 5.1.

The foregoing descriptions of the Purchase Agreement, the Warrants and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by the full text of the forms of Purchase Agreement, Warrant, and Placement Agent Warrant attached hereto as Exhibits 10.1, 4.1, and 4.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K related to the Warrants, the Placement Agent Warrants, the Warrant Shares and the Placement Agent Warrant Shares is incorporated herein by reference.

Item 8.01 Other Events.

On November 16, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Haynes and Boone, LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
99.1	Press Release dated November 16, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONE BIOLOGICS CORPORATION

Date: November 20, 2023
	By:	/s/ Jeffrey Frelick
Jeffrey Frelick Chief Executive Officer